Exhibit 1(i)

                     AMENDMENT NO. 5 TO DECLARATION OF TRUST
                       OF QUANTITATIVE MASTER SERIES TRUST

      The members of the Board of Trustees of Quantitative Master Series Trust (the "Trust"), a Delaware statutory trust, approved the dissolution and termination of the Master Quantitative Large Cap Series, Master Quantitative Large Cap Value Series, Master Quantitative Large Cap Growth Series, Master Quantitative Mid Cap Series, Master Quantitative Small Cap Series and Master Quantitative International Series, each a series of the Trust, by unanimous consent of all of the Trustees of the Trust present at a meeting held on January 14, 2002. In addition, on February 15, 2002, the Board of Trustees unanimously approved the dissolution and termination of the Master International (GDP Weighted) Index Series, a series of the Trust. Such dissolutions and terminations are hereby ratified and confirmed effective as of the respective dates of such approvals. On February 15, 2002, the Board of Trustees also unanimously approved the name change of the Master International (Capitalization Weighted) Index Series to Master International Index Series. Accordingly, the Trustees of the Trust, DO HEREBY ADOPT the following amendment (the "Amendment") to the Trust's Declaration of Trust dated August 28, 1996 (the "Declaration of Trust"), as amended from time to time.

            1. Section 5.2 of the Declaration of Trust is hereby amended to delete the names of the following series of the Trust: Master Quantitative Large Cap Series, Master Quantitative Large Cap Value Series, Master Quantitative Large Cap Growth Series, Master Quantitative Mid Cap Series, Master Quantitative Small Cap Series, Master Quantitative International Series and Master International (GDP Weighted) Index Series.

            2. Section 5.2 of the Declaration of Trust is hereby further amended to change the name of the Master International (Capitalization Weighted) Index Series to Master International Index Series.

      This Amendment may be executed in counterparts, each of which shall, for all purposes, be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument.


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      IN WITNESS WHEREOF, the undersigned, constituting a majority of the members of the Board of Trustees, has executed this Amendment to the Declaration of Trust on April 29, 2003.

/s/ Donald W. Burton                                      /s/ Fred G. Weiss
-------------------------                                 ------------------
Donald W. Burton                                          Fred G. Weiss

/s/ M. Colyer Crum                                        /s/ Terry K. Glenn
-------------------------                                 ------------------
M. Colyer Crum                                            Terry K. Glenn

/s/ Laurie Simon Hodrick
-------------------------
Laurie Simon Hodrick


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